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                                                                    Exhibit 5.1

                                          March 1, 2002

   Cytyc Corporation
   85 Swanson Road
   Boxborough, MA 01719

       RE: Registration Statement on Form S-4
          Relating to shares of Common Stock

   Dear Sir or Madam:

   We are counsel to Cytyc Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") of the Company's Registration Statement on Form S-4 (as the same may be subsequently amended, the "Registration Statement"), for the purpose of registering under the Securities Act the shares of the Company's common stock, $.01 par value per share (the "Shares"), to be issued pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of February 19, 2002 (the "Merger Agreement") by and among the Company, Cruiser, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Digene Corporation, a Delaware corporation.

   We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

   Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered pursuant to the terms and conditions of the Merger Agreement, and as described in the prospectus that is part of the Registration Statement, will be legally issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP
                                          TESTA, HURWITZ & THIBEAULT, LLP